Exhibit 10.42

THIRD OMNIBUS AMENDMENT AND CONSENT
(SWIFT RECEIVABLES COMPANY II, LLC)
THIS THIRD OMNIBUS AMENDMENT (the “Amendment”), dated as of September [15], 2017, is entered into among the Originators party hereto, Knight-Swift Transportation Holdings Inc., as successor by merger with Swift Transportation Company (the “Performance Guarantor”), Swift Receivables Company II, LLC (the “Seller”), Swift Transportation Services, LLC (the “Servicer”), the Conduit Purchasers party hereto, the Related Committed Purchasers party hereto, the Purchaser Agents party hereto, the LC Participants party hereto and PNC Bank, National Association, as LC Bank and as administrator (the “Administrator” and, collectively with the foregoing parties, the “Transaction Parties”). All capitalized terms used herein and not defined herein shall have the meanings set forth in the hereinafter defined Subject Agreements.
WITNESSETH:
WHEREAS, the Seller, Servicer, the Conduit Purchasers from time to time party thereto, the Related Committed Purchasers from time to time party thereto, the Purchaser Agents from time to time party thereto, the LC Participants from time to time party thereto and the Administrator have heretofore executed and delivered an Amended and Restated Receivables Purchase Agreement dated as of June 14, 2013 (as amended, supplemented or otherwise modified through the date hereof, the “Purchase Agreement”);
WHEREAS, the Seller and the Originators are parties to the Purchase and Sale Agreement, dated as of June 8, 2011 (as amended, supplemented or otherwise modified through the date hereof, the “Sale Agreement”);
WHEREAS, the Performance Guarantor executed and delivered to the Administrator a Performance Guaranty dated as of June 8, 2011 (as amended, supplemented or otherwise modified through the date hereof, the “Performance Guaranty,” together with the Purchase Agreement and the Sale Agreement, the “Subject Agreements”);
NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree that each Subject Agreement shall be and is hereby amended as follows:
Section 1.    Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Subject Agreements are hereby amended as follows

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1.1.    Any and all references to “Swift Transportation Company” in the Subject Agreements shall be deemed to be a reference to “Knight-Swift Transportation Holdings Inc.”
1.2.    Each of the following defined terms in Exhibit I of the Purchase Agreement is hereby amended and restated in its entirety and as so amended and restated shall read as follows:
“Days’ Sales Outstanding” means, for any Fiscal Month, an amount computed as of the last day of such Fiscal Month equal to: (a) the average of the Outstanding Balance of all Pool Receivables as of the last day of each of the three most recent Fiscal Months ended on the last day of such Fiscal Month divided by (b)(i) the aggregate Credit Sales during the three Fiscal Months ended on the last day of such Fiscal Month divided by (ii) 90; provided, however, that for purposes of determining Days’ Sales Outstanding solely with respect to any calculation that includes Credit Sales during the Fiscal Months August 2017 and/or September 2017, the Credit Sales during such Fiscal Month shall be multiplied by the percentage set forth opposite such Fiscal Month in the table appearing below:

August 2017	79%
September 2017	136%
“Default Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each Fiscal Month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that became Defaulted Receivables during such month (other than Receivables that became Defaulted Receivables as a result of an Insolvency Proceeding with respect to the Obligor thereof during such month) by (b) the Credit Sales during the month that is four (4) Fiscal Months before such month; provided, however, that for purposes of determining the Default Ratio solely with respect to the Fiscal Months December 2017 and January 2018, the foregoing clause (b) shall be multiplied by the percentage set forth opposite such Fiscal Month in the table appearing below:

December 2017	79%
January 2018	136%
“Dilution Horizon Ratio” means, for any Fiscal Month, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of such Fiscal Month by dividing: (a) the aggregate Credit Sales during the two most recent Fiscal Months, by (b) the Net Receivables Pool Balance at the last day of such Fiscal Month; provided, however, that for purposes of determining the Dilution Horizon Ratio solely with respect to any calculation that includes Credit Sales during the Fiscal Months August 2017 and/or September 2017, the Credit Sales during such Fiscal Months shall be multiplied by the percentage set forth opposite such Fiscal Month in the table appearing below:

August 2017	79%
September 2017	136%
“Dilution Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward), computed as of the last day of each Fiscal Month by dividing: (a) the aggregate amount of payments made or owned by the Seller pursuant to Section 1.4(c)(i) of this Agreement during such Fiscal Month by (b) the aggregate Credit Sales during the Fiscal Month that is one month prior to such Fiscal Month; provided, however, that for purposes of determining the Dilution Ratio solely with respect to the Fiscal Months August 2017 to and including October 2017, the foregoing clause (b) shall be multiplied by the percentage set forth opposite such Fiscal Month in the table appearing below:

August 2017	126%
September 2017	56%
October 2017	141%

“Fiscal Month” means each calendar month; provided, however that the Fiscal Month August 2017 means the period beginning August 1, 2017, and ending on September 8, 2017 and the Fiscal Month September 2017 means the period beginning September 9, 2017, and ending on September 30, 2017.
“Loss Reserve Percentage” means, on any day, an amount (expressed as a percentage) equal to:
(a)    the product of:
(i)    2.25 times the highest three month rolling average of the Default Ratios during the twelve most recent Fiscal Months as of such day;
multiplied by
(ii)    (x) if such day occurs during a Weekly Reporting Period, the aggregate Credit Sales during the four most recent Fiscal Months and one quarter of the fifth most recent Fiscal Month, or (y) if such day occurs during a Monthly Reporting Period, the aggregate Credit Sales during the five most recent Fiscal Months; provided, however that for purposes of determining the foregoing calculation solely with respect to any calculation that includes the Fiscal Months August 2017 and/or September 2017, the Credit Sales for the Fiscal Month August 2017 shall be multiplied by 79% and the Credit Sales for the Fiscal Month September 2017 shall be multiplied by 136%;
divided by
(b)    the Net Receivables Pool Balance as of such date.
Section 2.    Conditions Precedent. The effectiveness of this Amendment shall be subject to the satisfaction of the following conditions precedent:
(a)    the Administrator shall have received counterparts hereof executed by the Seller, the Servicer, the Majority LC Participants, the Majority Purchaser Agents, the Performance Guarantor and the Administrator;

(b)    the Performance Guarantor shall have delivered to the Administrator copies of evidence of merger; and
(c)    the Administrator shall have received such other agreements, instruments, documents, certificates, and opinions as the Administrator may reasonably request.
Section 3.    To induce the Administrator and the Purchasers to enter into this Amendment, the Performance Guarantor, the Seller and Servicer represent and warrant to the Administrator and the Purchasers that: (a) the representations and warranties contained in the Transaction Documents, are true and correct in all material respects as of the date hereof with the same effect as though made on the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); (b) no Termination Event or Unmatured Termination Event exists; (c) this Amendment has been duly authorized by all necessary corporate proceedings and duly executed and delivered by each of the Seller and the Servicer and the Performance Guarantor, and each Subject Agreement, as amended by this Amendment, and each of the other Transaction Documents are the legal, valid and binding obligations of the Seller, the Servicer and the Performance Guarantor, enforceable against the Seller, the Servicer and the Performance Guarantor in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity; and (d) no consent, approval, authorization, order, registration or qualification with any governmental authority is required for, and in the absence of which would adversely effect, the legal and valid execution and delivery or performance by the Seller, the Servicer or the Performance Guarantor of this Amendment or the performance by the Seller, the Servicer or the Performance Guarantor of any Subject Agreement, as amended by this Amendment, or any other Transaction Document to which they are a party.
Section 4.    This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.
Section 5.    Except as specifically provided above, each Subject Agreement and the other Transaction Documents shall remain in full force and effect and are hereby ratified and confirmed in all respects. The execution, delivery, and effectiveness of this Amendment shall not operate as a waiver of any right, power, or remedy of any Administrator or any Purchaser under each Subject Agreement or any of the other Transaction Documents, nor constitute a waiver or modification of any provision of any of the other Transaction Documents. The Seller agrees to pay on demand all costs and expenses (including reasonable fees and expenses of counsel) of or incurred by the

Administrator and each Purchaser Administrator in connection with the negotiation, preparation, execution and delivery of this Amendment.
Section 6.    This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the law of the State of New York.
Section 7.    Reaffirmation, Acknowledgement and Consent of Performance Guarantor. The Performance Guarantor heretofore executed and delivered to the Administrator a Performance Guaranty dated as of June 8, 2011 (as the same may be amended, restated, supplemented or modified from time to time, the “Performance Guaranty”). On the date hereof, the undersigned confirms that the Performance Guaranty, and all obligations of the undersigned thereunder, remains in full force and effect. The undersigned further agrees that the consent of the undersigned to any further amendments to (i) the Purchase Agreement and (ii) any other Transaction Document shall not be required as a result of this consent having been obtained, except to the extent, if any, required by the Performance Guaranty referred to above. The undersigned acknowledges that the Administrator is relying on the assurances provided herein in entering into the agreements set forth above.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.
SWIFT RECEIVABLES COMPANY II, LLC, as Seller
By: /s/ Brad Stewart
Name: Brad Stewart
Title: Assistant Treasurer
SWIFT TRANSPORTATION SERVICES, LLC, as Servicer
By:/s/ Brad Stewart
Name: Brad Stewart
Title: Assistant Treasurer
KNIGHT-SWIFT TRANSPORTATION HOLDINGS INC., as successor by merger with Swift Transportation Company
By: /s/ Kevin Knight
Name: Kevin Knight
Title: Executive Chairman

Third Omnibus Amendment

“ORIGINATORS”
SWIFT REFRIGERATED SERVICE, LLC
By:
Name: Brad Stewart
Title: Assistant Treasurer
SWIFT TRANSPORTATION SERVICES, LLC
By:/s/ Brad Stewart
Name: Brad Stewart
Title: Assistant Treasurer
SWIFT LEASING CO., LLC
By:/s/ Brad Stewart
Name: Brad Stewart
Title: Assistant Treasurer
SWIFT INTERMODAL, LLC
By:/s/ Brad Stewart
Name: Brad Stewart
Title: Assistant Treasurer
SWIFT LOGISTICS, LLC
By:/s/ Brad Stewart
Name: Brad Stewart
Title: Treasurer
SWIFT WAREHOUSING, LLC
By:/s/ Brad Stewart
Name: Brad Stewart
Title: Treasurer
SWIFT FREIGHT FORWARDING, LLC
By:/s/ Brad Stewart
Name: Brad Stewart
Title: Treasurer

Third Omnibus Amendment

PNC BANK, NATIONAL ASSOCIATION, as Administrator
By: /s/ Michael Brown
Name: Michael Brown
Title:Senior Vice President
PNC BANK, NATIONAL ASSOCIATION, as Purchaser Agent for the PNC Bank Purchaser Group
By: /s/ Michael Brown
Name: Michael Brown
Title:Senior Vice President
PNC BANK, NATIONAL ASSOCIATION,
as a Related Committed Purchaser
By: /s/ Michael Brown
Name: Michael Brown
Title:Senior Vice President
PNC BANK, NATIONAL ASSOCIATION, as the LC Bank
By: /s/ Michael Brown
Name: Michael Brown
Title:Senior Vice President

Third Omnibus Amendment

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Purchaser Agent for the Wells Fargo Purchaser Group
By: /s/ Issac Washington
Name: Issac Washington
Title: Vice President
WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Related Committed Purchaser
By: /s/ Issac Washington
Name: Issac Washington
Title: Vice President
WELLS FARGO BANK, NATIONAL ASSOCIATION, as a LC Participant
By: /s/ Issac Washington
Name: Issac Washington
Title: Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., acting through its New York Branch, as a Related Committed Purchaser and as a LC Participant
By: /s/ Luna Mills
Name: Luna Mills
Title: Managing Director

Third Omnibus Amendment

GOTHAM FUNDING CORPORATION, Conduit Purchaser
By: /s/ David V. DeAngelis
Name: David V. DeAngelis
Title: Vice President

Third Omnibus Amendment